GOODWIN, PROCTER & HOAR LLP
                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881
                                                       TELEPHONE (617) 570-1000
                                                      TELECOPIER (617) 523-1231

                                    September 28, 1998

USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288

Ladies and Gentlemen:

         We hereby consent to the reference in Post-Effective Amendment No. 49 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A of USAA Mutual Fund, Inc. (the "Registrant"), a Maryland corporation, to (i) our opinion with respect to the legality of the shares of the Registrant representing interests in the Growth Fund, Income Fund, Money Market Fund, Income Stock Fund, Growth & Income Fund and Short-Term Bond Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 39 to the Registration Statement, (ii) our opinion with respect to the legality of the shares of the Registrant representing interests in the Aggressive Growth Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 43 to the Registration Statement and (iii) our opinion with respect to the legality of the shares of the Registrant representing interests in the Science & Technology Fund and First Start Growth Fund series of the Registrant, which opinion was filed with Post-Effective Amendment No. 45 to the Registration Statement.

         We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "General Information--Counsel" which forms a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                    Very truly yours,

                                    /S/ GOODWIN, PROCTER & HOAR LLP
                                    -------------------------------
                                    GOODWIN, PROCTER & HOAR LLP

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